Exhibit 10.8

MASTER AMENDMENT TO
LOAN DOCUMENTS
DATED AS OF MARCH 31, 2015,
TAKING EFFECT AS OF THE “EFFECTIVE DATE” (AS DEFINED BELOW)
FOR SECURED PROMISSORY NOTES
BEARING CONTRACT NOS. 824675100, 824675101, and 824675102

By and among FIRST FRANCHISE CAPITAL CORPORATION, an Indiana corporation (“Secured Party”) and HEARTHSTONE PARTNERS, LLC, a Massachusetts limited liability company (“Borrower”).

BACKGROUND

WHEREAS, Secured Party made certain secured loans to Borrower in the maximum original principal amounts as set forth on the attached Schedule of Loans (collectively, the “Loan”). The outstanding indebtedness of the Loan is evidenced by certain Secured Promissory Notes bearing the Loan Contract Nos., dated as of the date and each in the maximum original principal amount as set forth on the attached Schedule of Loans (collectively, the “Note”).

WHEREAS, to further evidence, secure and guarantee the outstanding indebtedness of each Note, Borrower executed and delivered to Secured Party (i) certain Master Security Agreements made by Borrower in favor of Secured Party dated as of the date and bearing the Loan Contract No. of each corresponding Note identified on the attached Schedule of Loans (collectively, the “Security Agreement”), and (ii) certain other loan documents including certain guarantees dated as of the date of each corresponding Note (collectively, the “Guaranty”), and delivered by each of HEARTHSTONE ASSOCIATES, LLC, a Massachusetts limited liability company (“Hearthstone Associates”) and ROBERT J. DOURNEY, an individual (“Mr. Dourney”) (collectively, the “Guarantors”). The Note, Security Agreement, and Guaranty together with all other documents, instruments and agreements that now or hereafter evidence, secure and/or guaranty the outstanding indebtedness of the Note, as previously or hereafter modified, are collectively referred to herein as the “Original Loan Documents”. Capitalized terms used herein unless otherwise defined herein have the meanings ascribed thereto in the Security Agreement.

WHEREAS, Hearthstone Associates (the sole owner of 100% of the ownership and voting interests of the Borrower) desires to merge with and into COSI-HEARTHSTONE MERGER SUB, LLC, a Massachusetts limited liability company (the “Merger Sub”) which is a wholly owned subsidiary of COSI, INC., a Delaware corporation (“Cosi”), whereby Hearthstone Associates will remain in existence, will be the surviving entity and will become a wholly-owned subsidiary of Cosi after giving effect to the merger; resulting in the ownership and controlling voting interest in the Borrower being held indirectly by Cosi through Cosi’s 100% ownership and controlling interest in Hearthstone Associates (the “Merger”). The ownership structure of the Borrower after giving effect to the Merger is sometimes referred to herein as the “Post-Merger Borrower Ownership Structure”. For purposes of this Agreement, the defined term “Guarantors” shall not include Cosi,

WHEREAS, Borrower and Guarantors have requested Secured Party’s consent to the Merger and Secured Party has agreed to conditionally provide such consent, subject to (i) the Borrower’s, the Guarantors’ and Cosi’s completion of the terms and conditions set forth in that certain Conditional Consent Agreement dated as of the date hereof among Borrower, Cosi, Hearthstone Associates, Mr. Dourney and Secured Party (the “Letter Agreement”), (ii) Cosi’s grant to Secured Party of a first priority security interest in the Cash Collateral (as defined in the Pledge Agreement dated as of this date between Cosi and Secured Party (the “Pledge Agreement”)) and Cosi’s maintenance of the Cash Collateral pursuant to the terms and conditions set forth in the Pledge Agreement, the Account Control Agreement (as defined below), and this Agreement, (iii) Cosi’s execution and delivery to the Secured Party of the Account Control Agreement dated as of this date among Cosi, Secured Party and First Financial Bank, National Association (as custodian) (the “Account Control Agreement”), (iv) Cosi’s funding of the Account (as defined in the Account Control Agreement) with the Cash Collateral pursuant to the Account Control Agreement and the Pledge Agreement, and (v) Cosi’s execution and delivery to Secured Party of the Guaranty dated as of the date hereof by Cosi in favor of Secured Party (the “Cosi Guaranty”), all of which must be in form and content satisfactory to Secured Party in its sole discretion (all of the foregoing, collectively, the “Cash Collateral Documents” together with the Original Loan Documents and this Agreement, collectively, the “Loan Documents”).

MODIFICATION

In consideration of the agreement of the parties hereto and of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties wish to amend the Loan Documents as follows:

1.	Permitted Cosi Assignment. The Loan Documents are modified so that, for so long as the Post Merger Borrower Ownership Structure is in effect, Cosi, in connection with (a) the sale of all or substantially all of its and its affiliates assets and business operations to a Transferee (as defined below) or (b) the merger by Cosi and its affiliates with a Transferee, may assign its right, title and interest in this Agreement and the Cash Collateral Documents to a third party (a “Transferee”) upon not less than forty-five (45) days prior written notice to Secured Party, provided that such disclosure is not prohibited by applicable law in which event notice shall be delivered as soon as practicable when permitted by law (but in all events prior to the consummation of any such transaction) and provided further that (i) the Cash Collateral Documents (including the Account and the Cash Collateral) are all in existence at the time of such transfer, (ii) title to the Account and the Cash Collateral are simultaneously transferred and assigned to the Transferee at the time of such transfer, in accordance with the terms of the Cash Collateral Documents and this Agreement; (iii) the Transferee simultaneously assumes in writing Cosi’s obligations under the Cash Collateral Documents and maintains the Account and the Cash Collateral in accordance with the terms of the Cash Collateral Documents, (iv) prior to or simultaneously with any such transfer, the Transferee and Cosi execute all documentation that Secured Party deems necessary to (a) transfer title to the Account and the Cash Collateral to Transferee in accordance with the Cash Collateral Documents and this Agreement, and (b) maintain the Secured Party’s first priority security interest in the Account and the Cash Collateral, all at Cosi’s sole cost and expense, (v) the Transferee simultaneously acquires and maintains 100% of the ownership and voting interest of Hearthstone Associates and Hearthstone Associates continues to be the sole owner of 100% of the ownership and controlling voting interest in the Borrower, (vi) the Transferee continues Cosi’s and its affiliates business operations as a going concern, (vii) no default under the Loan Documents shall have occurred or be continuing at the time of such transfer, and (vii) Secured Party confirms in writing the satisfaction of the foregoing conditions (a “Permitted Cosi Assignment”). In all other events (including the failure to satisfy any one of the above conditions or in the event of any other (1) transfer, sale, lease, assignment, mortgage, pledge, or conveyance of (x) all or substantially all of the assets of Cosi, or (y) Cosi’s ownership or controlling voting interest in Hearthstone Associates, or (z) Hearthstone Associates’ ownership or controlling voting interest in Borrower, or (2) merger, reorganization, consolidation, or dissolution of Cosi, Hearthstone Associates, and/or Borrower), then prior written notice to Secured Party and the prior written consent of Secured Party shall be required, in each instance, which consent shall not be unreasonably withheld. Without limiting any term or provision in the Loan Documents, Secured Party reserves the right to collect a loan assumption fee (as provided for in Section 10 of (i) that certain Amendment to Loan Documents May 9, 2013 for Secured Promissory Note Numbered #100 Relating to Master Security Agreement Contract No. 24675 dated May 9, 2013 by and between Borrower, the Guarantors and Secured Party, (ii) that certain Amendment to Loan Documents May 9, 2013 for Secured Promissory Note Numbered #101 Relating to Master Security Agreement Contract No. 24675 dated May 9, 2013 by and between Borrower, the Guarantors and Secured Party, and (iii) that certain Amendment to Loan Documents May 9, 2013 for Secured Promissory Note Numbered #102 Relating to Master Security Agreement Contract No. 24675 dated May 9, 2013 by and between Borrower, the Guarantors and Secured Party (collectively the “Amendments”)) in connection with any Permitted Cosi Assignment.

2.	Partial Release of Cash Collateral. At Cosi’s written request, but not more often than once in any given twelve (12) month period, Secured Party, in its discretion, may authorize Custodian (as defined in the Account Control Agreement) to partially release to Cosi a portion of the Cash Collateral; provided, however, that the principal balance of the Cash Collateral shall never be less than the aggregate of (i) the outstanding principal balance of the Loan, plus (ii) an amount equal to (a) all accrued but unpaid interest, fees, costs and expenses, and (b) a reserve in an amount based on an estimated ninety (90) days of interest accrual as determined by Secured Party. Such review and determination shall be made not more often than once in any given twelve (12) month period by Secured Party upon Secured Party’s receipt of (i) Cosi’s written request for such review and determination, and (ii) Cosi’s annual audited financial statements and other public filings required by Secured Party in its reasonable discretion. Secured Party agrees that so long as Cosi’s financial statements and other public filings are available at no charge on Cosi’s website or the website of the Securities and Exchange Commission, that Secured Party will access such documents through such websites provided that Cosi provides access information and notice of all such postings.

3.	Duration of Cash Collateral. The Cash Collateral shall remain in effect at all times that the obligations under the Loan are outstanding and shall be held and maintained in accordance with the terms of the Account Control Agreement and the Pledge Agreement; provided, however, that Secured Party, in its sole discretion (but with no obligation to do so), may elect to fully release the Cash Collateral prior to the repayment in full of all obligations arising under the Loan in the event that Secured Party determines, in its sole discretion, that, among other things, the outstanding indebtedness of the Loan is adequately supported by Cosi’s financial performance and creditworthiness and Cosi remains a guarantor of the Loan after the release of the Cash Collateral.

4.	Secured Party Conditional Waiver of Specific Defaults. Borrower hereby acknowledges and agrees that it is currently in default under the Loan Documents as a result of Borrower’s failure to (i) comply with the FCCR testing covenant (as set forth in the Loan Documents) for the December 31, 2013 and December 31, 2014 testing periods (the “FCCR Default”), and (ii) deliver Landlord Waivers for Cosi Store Nos. 623 and 629 and Landlord Consents for Cosi Store Nos. 603, 604, 605, 626, and 631 pursuant to the terms of that certain Letter Agreement delivered by Borrower to Secured Party dated June 5, 2013 (collectively, the “Landlord Waiver Default”). For so long as (i) the Post Merger Borrower Ownership Structure is in effect, (ii) the Cash Collateral Documents are in effect (including the Cosi Guaranty, the Account and the Cash Collateral), and (iii) there are no other defaults under the Loan Documents, Secured Party agrees that (1) it shall not enforce its rights and remedies against the Borrower, Cosi and/or the Guarantors as a result of the FCCR Default or the Landlord Waiver Default, and (2) the Loan Documents are modified so that the occurrence of any of the following events shall not constitute an event of default thereunder:

(a)            Borrower’s failure to comply with the FCCR testing covenant (as set forth in the Loan Documents) due to the Secured Party’s inability to verify the same as a result of Borrower being a wholly-owned subsidiary of Cosi and Cosi being a public company;

(b)            The indirect change in the control of the Borrower and the indirect change in the ownership of the Borrower as a result of the Merger (with respect to the Secured Party only, but not third parties);

(c)            Failure of Borrower and Hearthstone Associates to deliver financial statements as required under the Loan Documents as a result of the Merger (but subject, in all respects, to Cosi’s timely delivery to Secured Party of the financial statements and all related documents pursuant to the terms of the Cosi Guaranty); and

(d)            Loss of or failure by Borrower to maintain a franchise agreement for each collateral site as a result of the Merger;

In the event the Post Merger Borrower Ownership Structure is no longer in effect, upon the occurrence of a default under the Cash Collateral Documents, or upon the occurrence of any other default under this Agreement or the Loan Documents (each a “Triggering Event”), then (1) the modifications set forth in subsections (a) through (d) above shall be void and of no force or effect, and (2) Secured Party shall immediately have the right to exercise all rights and remedies with regard to (A) the FCCR Default and the Landlord Waiver Default, and (B) any and all defaults arising under the Loan Documents as if the modifications set forth in the foregoing subsections (a) through (d) had never existed (including defaults triggered by the events set forth in subsections (a) – (d), above), and in this regard, Secured Party reserves all rights and remedies against Cosi, the Borrower and the Guarantors arising at law, in equity, herein and/or arising under the Loan Documents with respect to any and all such defaults.

5.	Non-Enforcement of Mr. Dourney’s Guaranty. For so long as (i) the Post Merger Borrower Ownership Structure is in effect, and (ii) the Cash Collateral Documents are in effect (including the Cosi Guaranty, the Account and the Cash Collateral), then Secured Party agrees that it shall not enforce the obligations of Mr. Dourney under his personal Guaranty or exercise its rights under Section 1 of Exhibit A to Assignment of Life Insurance Policy from Mr. Dourney to Secured Party.

6.	Address for Borrower and Hearthstone Associates. The Loan Documents are modified so that the notice address and the principal place of business for each of the Borrower and Hearthstone Associates is hereby changed to:

294 Washington Street, Suite 510
Boston, MA 02108
Attn: CFO

With a copy to:
294 Washington Street, Suite 510
Boston, MA 02108
Attn: General Counsel

7.	Change in Control and/or Ownership: The Loan Documents are modified so that, other than the Post Merger Borrower Ownership Structure or a Permitted Cosi Assignment, any other change in the control and/or the ownership of Borrower or Hearthstone Associates (whether direct or indirect) without the prior written consent of Secured Party, in each instance, shall constitute a default hereunder and under the Loan Documents; provided, however, that for so long as Borrower is wholly owned and controlled by Hearthstone Associates and Hearthstone Associates is wholly owned and controlled by Cosi, an indirect change in the control and/or ownership of Borrower or Hearthstone Associates due to a change in the control of Cosi shall be deemed to occur only upon a “Change of Control of Cosi” as defined below.

For purposes of this Agreement, the term “Change of Control of Cosi” shall mean the date on which the earlier of the following events occurs: (A) the acquisition by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of more than 50% of the outstanding capital stock of Cosi entitled to vote for the election of directors (“Voting Stock”); (B) the merger or consolidation of Cosi with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of Cosi immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity; (C) the sale or transfer of all or substantially all of the property of Cosi other than to an entity of which Cosi owns at least 80% of the Voting Stock; or (D) during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso. Under no circumstances, and in no event, shall any capital infusion effectuated by Cosi, duly authorized by its Board of Directors (including without limitation transactions in the public or private equity markets) constitute a “Change of Control of Cosi” within the meaning of this Agreement or the other Loan Documents regardless of whether thereafter any of the events identified in clause (A), (B), (C) or (D) above occurs as a result of such capital infusion.

Notwithstanding the foregoing, Cosi, the Borrower and the Guarantors acknowledge and agree that (i) Cosi shall at all times comply with all NASDAQ,SEC and other regulatory filing requirements, (ii) the foregoing “Change of Control of Cosi” provision shall not be used to intentionally avoid or circumvent the need for Secured Party’s consent as required hereunder or under the Loan Documents, and (iii) Cosi, the Account, the Cash Collateral and the Cash Collateral Documents must remain in existence in accordance with the terms set forth herein and in the Cash Collateral Documents after the occurrence of all events affecting the direct or indirect ownership and/or control of Borrower and/or Hearthstone Associates (regardless of whether or not any such event constitutes a “Change of Control of Cosi”, unless such event otherwise constitutes a Permitted Cosi Assignment, in which case Cosi does not need to remain in existence after giving effect to such Permitted Cosi Assignment event provided further that Secured Party confirms the satisfaction of the terms and conditions of a Permitted Cosi Assignment (pursuant to Section 1, above)).

8.	Payment of Secured Party’s Costs and Expenses. All out of pocket fees, costs and expenses (including reasonable legal fees) incurred by Secured Party in connection with its conditional consent to the Merger (collectively, the “Merger Costs”) shall be paid for by Cosi provided, however, that Cosi’s obligations for Secured Party’s legal fees with respect to the Merger Costs shall be capped at $25,000.00 and Secured Party agrees to provide reasonable documentation to substantiate the same.

9.	Merger Documentation. Cosi, Borrower and Guarantors agree to promptly provide Secured Party with copies of all documentation reasonably requested by Secured Party and/or its legal counsel to (i) effectuate Secured Party’s conditional consent to the Merger, and (ii) evidence the consummation of the Merger (including filed copies of the Articles of Formation/Organization of the Merger Sub and filed copies of the plan of merger of Hearthstone Associates with and into the Merger Sub).

10.	Effective Date. As used herein the term “Effective Date” shall mean the point in time immediately prior to the consummation and effective date of the Merger (including any retroactive effective date of the Merger). In this regard, Cosi agrees to provide written notification and confirmation to Secured Party of the consummation and Effective Date of the Merger no later than twenty-four (24) hours after such event. Cosi, Borrower and Guarantors further understand and agree that the Merger must take effect and the Effective Date must occur on or before April 1, 2015 (with written notification provided to Secured Party no later than such date), as a condition to Secured Party’s consent to the Merger and the Secured Party’s execution and delivery of this Agreement.

11.	Cosi’s Right to Assume Loan.Borrower, Guarantors and Cosi hereby acknowledge and agree that any rights of Cosi with respect to notice and cure under the Loan and the Loan Documents and/or the right to be substituted as obligor of the Loan pursuant to the terms and conditions contained in those certain Franchisor Status Certificates and Consents each dated May 9, 2013 by and between Cosi, Borrower and Secured Party and/or any similar documents, agreements and/or instruments) (collectively, the “Franchisor Consent Agreement”), are of no further force or effect for so long as the Post Merger Borrower Ownership Structure is in effect.

12.	Cross Default.The Loan Documents are modified so that (i) a default hereunder or under the Cash Collateral Documents shall constitute a default under the Original Loan Documents, and (ii) a default under the Original Loan Documents shall constitute a default hereunder and under the Cash Collateral Documents and any right or remedy provided for hereunder or under any one of the other Loan Documents shall be available to Secured Party under all of the Loan Documents.

13.	Acknowledgment and Re-affirmation.By their signatures below, each of the Borrower and the Guarantors (i) acknowledge and agree to the terms and conditions set forth herein and in the Cash Collateral Documents, and (ii) reaffirm the terms, covenants and conditions of the Original Loan Documents, as modified herein. By its signature below, Cosi acknowledges receipt of a copy of the Original Loan Documents and affirms its liability as a guarantor of the obligations evidenced thereby pursuant to the Cash Collateral Documents and this Agreement. In this regard, the Original Loan Documents are modified so that the terms “Loan Documents”, “loan documents” or any similar words as used therein or herein shall include the Original Loan Documents together with this Agreement and the Cash Collateral Documents.

14.	Release.Borrower and Guarantors hereby unconditionally release, remise and forever discharge Secured Party, and all past, present and future officers, directors, stockholders, lenders, employees, attorneys, subsidiaries, affiliates, participants, successors and assigns of Secured Party (collectively, the “Secured Party’s Affiliates”) from any and all claims, demands and causes of action of any kind, whether known or unknown, arising out of or related to claims arising from events and/or circumstances under the Loan and/or the Loan Documents that occurred prior to the Effective Date including, without limitation, any so-called “lender liability” claims or defenses which they may have to the effect that Secured Party or the Secured Party’s Affiliates may have in any way acted or failed to act in such a manner as to cause injury to Cosi, the Borrower, the Guarantors or anyone claiming through Cosi, the Borrower or the Guarantors.

15.	Acknowledgments by Secured Party. Secured Party acknowledges and agrees that notwithstanding anything to the contrary in this Agreement or any other Loan Documents, that as between Secured Party and Cosi (a) Cosi has no obligation to consummate the Merger, (b) that Cosi shall have no liability of any nature whatsoever to Secured Party in the event that the Merger is not consummated for any reason or no reason, except that Cosi shall be liable for legal fees in accordance with Section 8, above, and (c) that the failure to consummate the Merger for any reason or no reason shall not be, and shall not be deemed to be, a Merger Termination Event.

16.	Prepayment Confirmation. Secured Party acknowledges that Borrower may prepay the outstanding indebtedness of each Note in accordance with the terms of each Prepayment Rider made by Borrower to Secured Party dated as of the date and bearing the Loan Contract No. of each corresponding Note (each a “Prepayment Rider”) and that the terms of each Prepayment Rider modify the terms of each corresponding Note and Security Agreement so that Secured Party’s consent is not required in connection with such prepayment, provided that the Borrower satisfies the terms and provisions of each Prepayment Rider and that the Secured Party confirms all amounts due, owing and payable in connection with each such prepayment.

In addition, Secured Party acknowledges that each Prepayment Rider is further modified  so that the following is added thereto as Section 2A:

2A. Partial Prepayment. Maker may partially prepay not more than ten percent (10%) of the outstanding principal balance of the Note in any given twelve (12) month period (each a “Partial Principal Prepayment” and the amount paid in connection with each Partial Principal Prepayment, the “Partial Principal Prepayment Amount”), only upon the following conditions:

(i)                 Maker is not then in default under the terms of the Note, the Security Agreement or any other Loan Documents and there exists no event which, with the passage of time or the giving of notice, would constitute an event of default under the Loan Documents; and

(ii)                Maker pays to Lender:

(a) the Partial Principal Prepayment Amount;

(b) all accrued but unpaid interest as of the partial prepayment date;

(c) all other amounts then due and owing under the Loan Documents,; plus

(d) a prepayment fee equal to:

( If the Partial Principal Prepayment occurs during months 1-12 under the terms of the Note, then the prepayment fee shall be 4.0% of the Partial Principal Prepayment Amount; if the Partial Principal Prepayment occurs during months 13-24, then the prepayment fee shall be 4.0% of the Partial Principal Prepayment Amount; if the Partial Principal Prepayment occurs during any months thereafter, then the prepayment fee shall be 1.0% of the Partial Principal Prepayment Amount.

17.	Miscellaneous.

a.            No Waiver, Remedies and Confirmation. No failure on the part of Secured Party and no delay in exercising any right under this Agreement or the Loan Documents (as modified herein) shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement and/or the Loan Documents (as modified herein) preclude any other or further exercise thereof or the exercise of any other right. This Master Amendment shall not, except as set forth herein, in any way modify or amend the Loan Documents. The Loan Documents and all rights, title, interests, liens, powers and privileges by virtue thereof, are hereby reaffirmed, ratified, renewed and extended and shall be and continue to be in full force and effect to secure the payment of the indebtedness evidenced by this Master Amendment, the Loan Documents (as modified herein) and any and all restatements, renewals, modifications, amendments, increases and/or extensions thereof.

b.            Entirety of Agreement. This Master Amendment together with the Loan Documents and all documents referenced herein, incorporated herein and adopted hereby (including the Recitals), represents the full agreement of the parties and there are no oral covenants or agreements made by either party hereto except as reduced to writing herein or therein.

c.            Headings. The headings preceding the text of the sections and subsections of this Master Amendment are used solely for convenience of reference and shall not affect the meaning, construction or effect of this Master Amendment.

d.            Jury Trial and Damages Waiver. The parties hereby irrevocably and unconditionally waive any and all rights to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Master Amendment (and the transactions contemplated herein and therein), the Loan Documents (as modified herein) and any other agreement or document relating thereto or incorporated herein. The parties waive any right to assert, and in no event shall Cosi or Secured Party be liable (including, without limitation, under any theory of tort) for any special, indirect, incidental or consequential damages arising out of or in connection with this Master Amendment (including the transactions contemplated herein and therein), the Loan Documents (including the modifications set forth herein), and/or any other agreement or documents relating thereto or incorporated herein.

e.            Counterparts. This Master Amendment may be executed in one or more counterparts, each of which shall be deemed to be and have the force of an original insofar as the signature thereon is concerned, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of email (.pdf) copies bearing the signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party and such copies shall constitute enforceable original documents.

f.            Severability. Should any provision of this Master Amendment be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Master Amendment, which shall continue in full force and effect.

g.            Definitions.                          Capitalized terms used herein but not defined herein shall have the definition as set forth in the Loan Documents.

h.            Original. A certified copy of the original of this Master Amendment shall be deemed to be an original for all purposes.

i.             Exhibits/Schedules. The exhibits and schedules attached to this Master Amendment are incorporated into this Master Amendment by this reference and are made a part hereof.

j.             Successors and Assigns. This Master Amendment shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto (including, without limitation, Secured Party’s designee).

k.            Governing Law, Personal Jurisdiction, and Service Of Process. This Master Amendment shall be deemed to have been delivered at and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the state of New York without regard to its conflict of law provisions. Borrower, Guarantors and Cosi each hereby irrevocably consents to personal jurisdiction and venue in any state or federal court sitting in the state and county of New York, and hereby waives any claim they may have that such court is an inconvenient forum for the purposes of any suit, action or other proceeding arising out of this Master Amendment, the Loan Documents (as modified herein), and any other agreement or documents relating thereto or incorporated herein and hereby agree that all claims in respect of any such suit, action or proceeding may be heard or determined in any such court.

l.             Power and Authority. Each of Borrower, Hearthstone Associates and Cosi represents and warrants to Secured Party that (i) it is duly organized, validly existing and in good standing in its state of formation, (ii) it has the full power and authority to enter into this Agreement and the Cash Collateral Documents to which it is a party, (iii) this Agreement and the Cash Collateral Documents have been duly executed and delivered by an authorized signatory of each respective entity, and (iv) this Agreement and the Cash Collateral Documents represent the binding obligation of each entity.

m.           Merger Termination Event. In the event that the Merger transaction is rescinded or unwound after the Merger has been consummated (a “Merger Termination Event”) then, without limiting any other rights or remedies available to Secured Party, Secured Party shall have the right to terminate this Agreement and the Cash Collateral Documents and the Original Loan Documents shall continue in full force and effect as if this Agreement and the Cash Collateral Documents had never existed; provided, however, that the terms and provisions of Sections 8, 14, 17d, 17k and 17m of this Agreement shall survive. All out of pocket fees, costs and expenses (including reasonable legal fees) incurred by Secured Party in connection with a Merger Termination Event shall be paid for by Borrower and Guarantors. In this regard, Secured Party reserves all rights and remedies against Borrower and Guarantors with respect to all defaults under the Original Loan Documents that occurred prior to or in connection with the Merger (including the FCCR Default) as if this Agreement and the Cash Collateral Documents had never existed. For clarity and the avoidance of doubt, the occurrence of a Merger Termination Event without Secured Party’s prior written consent shall constitute an event of default hereunder and under the Loan Documents.

n.            Seaport Cosi Store. At all times prior to and subsequent to the Effective Date, Borrower, Guarantors and Cosi agree to cooperate with Secured Party and to promptly provide Secured Party with all documentation reasonably requested by Secured Party for the 2 Seaport Lane, Boston, Massachusetts Cosi location (the “Replacement Collateral Site”), which store was opened to replace the Cosi store previously located at 245 Summer Street, Boston, Massachusetts. In this regard, Borrower agrees to execute and deliver (and to cause to be executed and delivered) to Secured Party any documentation requested by Secured Party to evidence its first priority security interest in the Replacement Collateral Site and further authorizes Secured Party to file UCC Financing Statements and any related documents to perfect Secured Party’s security interest in the collateral for such location, all at Borrower’s sole cost and expense. Failure to comply with the foregoing shall constitute an event of default hereunder and under the Loan Documents.

o.            Post-Merger Items. No later than forty-five (45) days subsequent to the Effective Date of the Merger, Borrower, Guarantors and Cosi shall deliver to Secured Party documentation in form and content satisfactory to Secured Party, in all respects and at the sole cost and expense of Borrower, Guarantors and Cosi, to evidence the following:

1.	Lease Extension Documentation:

(i)            Store No. 603 [Federal Street]: Fully executed First Amendment to Lease (including the landlord’s signature) extending the lease term through December 31, 2015 together with copies of all documents, instruments and agreements executed in connection therewith and with the lease;

(ii)           Store No. 604 [State Street]: Fully executed Second Amendment to Lease (including the landlord’s signature) extending the lease term through May 31, 2016 together with copies of all documents, instruments and agreements executed in connection therewith and with the lease;

(iii)          Store Nos. 623 and 652 [Logan Airport Kiosks]: Fully executed leases (or lease extensions) to document and support the Letter of Intent for each site (extending the term through June 30, 2017 for each site) together with copies of all documents, instruments and agreements executed in connection therewith and with each lease;

(iv)          Store No. 629 [[Logan Airport Kiosk]: Fully executed Letter of Intent together with the fully executed lease (or lease extension) to evidence the pending extension of the lease term together with copies of all documents, instruments and agreements executed in connection therewith and with the lease.

2.	UCC Documentation:

(i)            Filed amendment(s) to all UCC Financing Statements filed by Santander Bank, N.A. (including UCC Financing Statement No. 20145373220 filed on October 21, 2014 with the Massachusetts Secretary of Commonwealth) to limit the scope and collateral of all such UCC Financing Statements to the Cosi store located at 399 Boylston Street, Boston, MA;

(ii)           Filed amendment(s) to all UCC Financing Statements filed by American Express Bank, FSB (including UCC Financing Statement No. 201415788060 filed on November 7, 2014 with the Massachusetts Secretary of Commonwealth) to limit the scope and collateral of all such UCC Financing Statements to the Cosi store located at 399 Boylston Street, Boston, MA.

Borrower, Guarantors, and Cosi acknowledge and agree that Secured Party is relying on the foregoing in connection with the conditional consent to the Merger provided for herein and in the Cash Collateral Documents. In this regard, failure to satisfy the above terms and conditions in accordance with the terms set forth herein shall constitute an event of default hereunder and under the Loan Documents. Nothing herein shall be deemed to limit, modify or waive the terms and provisions of the Original Loan Documents.

[SIGNATURES ON FOLLOWING PAGE]

Except as herein amended, all terms and conditions of the Loan Documents shall remain in full force and effect.

Dated: March 31, 2015 and effective as of the Effective Date.

BORROWER:

BEFORE THE EFFECTIVE DATE:

HEARTHSTONE PARTNERS, LLC,
a Massachusetts limited liability company

By:	Hearthstone Associates, LLC,
Its Member

By:	/s/ Robert J. Dourney
Name:	Robert J. Dourney
Title:	Manager

AFTER THE EFFECTIVE DATE:

HEARTHSTONE PARTNERS, LLC,
a Massachusetts limited liability company

By:	Hearthstone Associates, LLC,
Its Member

By: COSI, Inc., Its Manager

By:	/s/ Robert J. Dourney
Name:	Robert J. Dourney
Title:	Manager

AGREED AND ACCEPTED TO BY:

GUARANTORS:

COSI INC.
a Delaware corporation

By:	/s/ Robert J. Dourney
Name:	Robert J. Dourney
Title:	CEO/President

/s/ Robert J. Dourney
ROBERT J. DOURNEY, Individually

BEFORE THE EFFECTIVE DATE:

HEARTHSTONE ASSOCIATES, LLC,
a Massachusetts limited liability company

By:	/s/ Robert J. Dourney
Name:	Robert J. Dourney
Title:	Manager

AFTER THE EFFECTIVE DATE:

HEARTHSTONE ASSOCIATES, LLC,
a Massachusetts limited liability company

By: COSI, Inc., Its Manager

By:	/s/ Robert J. Dourney
Name:	Robert J. Dourney
Title:	CEO/President

SECURED PARTY:

FIRST FRANCHISE CAPITAL CORPORATION,
an Indiana corporation

By	/s/ Alan C. Paterson
Name:	Alan C. Paterson
Title:	Senior Vice President & Franchise Chief Credit Officer

SCHEDULE OF LOANS

Date of Secured Promissory Note and Related Loan Documents:	Loan Contract Number:	Original Principal Note Amount:	Borrower:
May 9, 2013	824675100 a/k/a 008-0024675-100	$1,633,090.00	Hearthstone Partners, LLC
May 9, 2013	824675101 a/k/a 008-0024675-101	$1,721,455.00	Hearthstone Partners, LLC
May 9, 2013	824675102 a/k/a 008-0024675-102	$2,045,455.00	Hearthstone Partners, LLC